UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2024

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 5, 2024, Eastside Distilling, Inc. (“Eastside”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Investor”) for the sale by Eastside of 92,815 shares (the “Shares”) of Eastside’s common stock, par value $0.0001 per share, and pre-funded warrants to purchase 349,227 shares of common stock in lieu thereof (the “Pre-Funded Warrants”) in a registered direct offering (the “Offering”) at a purchase price of $1.00 per share or $0.9999 per Pre-Funded Warrant. The closing of the Offering occurred on September 6, 2024 (the “Closing Date”).

Subject to certain ownership limitations, each Pre-Funded Warrant is exercisable into one share of common stock at a price per share of $0.0001 (as adjusted from time to time in accordance with the terms thereof). In lieu of making the cash payment otherwise contemplated to be made upon exercise of the Pre-Funded Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a cashless exercise formula set forth in the Pre-Funded Warrant. The holder of a Pre-Funded Warrant is prohibited from exercising such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise.

The gross proceeds to Eastside from the Offering were approximately $442,000, before deducting the placement agent fees and other estimated expenses in the Offering. Eastside intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Offering of the Shares and Pre-Funded Warrants was made pursuant to a shelf registration statement on Form S-3 (File No. 333-259295) (the “Registration Statement”), which was initially filed by Eastside with the Securities and Exchange Commission on September 3, 2021, amended on September 10, 2021, and declared effective on September 14, 2021.

On September 5, 2024, Eastside entered into a placement agent agreement with Joseph Gunnar & Co., LLC (“Joseph Gunnar”) (the “Placement Agent Agreement”), pursuant to which Eastside has agreed to pay Joseph Gunnar an aggregate fee equal to 9.0% of the aggregate gross proceeds received by Eastside from the sale of the securities in the Offering. Eastside also agreed to reimburse Joseph Gunnar for all of its actual out-of-pocket accountable expenses in connection with the Offering.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agent Agreement were made solely for the benefit of the parties to the Purchase Agreement and Placement Agent Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, Eastside. Accordingly, the Purchase Agreement and Placement Agent Agreement are filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of the transactions described herein, and not to provide investors with any other factual information regarding Eastside. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Placement Agent Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement, the Placement Agent Agreement, and the Pre-Funded Warrant are filed as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

2

Item 8.01	Other Events.

On September 5, 2024, Eastside issued a press release announcing the pricing of the Offering. On September 6, 2024, Eastside issued a press release announcing the closing of the Offering. A copy of each of the press releases is filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Pre-Funded Warrant
5.1	Legal Opinion of Robert Brantl, Esq.
10.1	Form of Securities Purchase Agreement
10.2	Placement Agent Agreement between Eastside Distilling, Inc. and Joseph Gunnar & Co., LLC
99.1	Press Release dated September 5, 2024
99.2	Press Release dated September 6, 2024
104	Cover page interactive data file (embedded within the iXBRL document)

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2024

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer

4